                                                                   EXHIBIT 10.12

[LOGO] Western Massachusetts Electric
                                          174 Brush Hill Avenue, W.
Springfield,                              MA 01089

                                          Western Massachusetts Electric Company
                                          P.O. Box 2010
                                          West Springfield, MA 01090-2010
                                          (413)785-5871
                                          Fax (413)787-9109

                                          The Northeast Utilities System

July 6, 1998

Mr. Mauro De Maio
Facilities Manager
Smith & Wesson
2100 Roosevelt Avenue
Springfield, MA 01102-2208

Dear Mr. De Maio:

Reference:  Energy Efficiency Services Project
            #WM-97-S-645 Revision 1 Smith & Wesson Induction Furnaces

This revised agreement entirely replaces the previous agreement, dated February 26, 1998 and executed on March 6, 1998. To encourage electric energy efficiency, Western Massachusetts Electric Company (hereinafter, "WMECO") is pleased to offer Smith & Wesson (hereinafter, the "Participant") Energy Efficiency Services in connection with the Participant's 400,000 square foot facility located at 2100 Roosevelt Avenue, Springfield, Massachusetts subject to the following terms and conditions:

1. The Energy Efficiency Services Standard Terms and Conditions and Exhibit A are attached and are considered part of this Agreement.

2. All Energy Efficiency Measures ("EEMs" or "measures") must be installed by the Participant and accepted by both the Participant and WMECO within one
      (1) year of the Participant's execution of this Agreement.

3. The Participant shall provide invoices for all measures installed as described in Exhibit A of this Agreement.


Smith & Wesson Induction Furnaces
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
4. WMECO agrees to pay incentives for all EEMs that comply with the Standard Terms and Conditions and Exhibit A up to the amounts specified for the individual EEMs totaling approximately $424,362.00 if all of the EEMs are installed. Payment will be made to

                              Smith & Wesson Corp.
      ------------------------------------------------------------------
      (type or print the name of the company or individual above) as indicated on the attached Form W-9, "Request for Taxpayer Identification Number and Certification", attn.: Mauro De Maio following inspection/commissioning. As previously discussed regarding the implementation plan, WMECO commits to incentive payments for installed EEMs as follows:

           1998 payment (Machine A) will not exceed:  $141,454.00
           1999 payment (Machines B & C) balance:     $282,908.00

5. The listing of a specific manufacturer in this Agreement does not represent an endorsement of a specific product by WMECO. Listed manufacturers are those proposed by the Participant in their application. The Participant may substitute an equivalent product, which will produce equal or greater energy savings than the product originally proposed in this Agreement, with the prior approval of WMECO.

6. The Participant is not obligated to install any of the measures referred to in this Agreement, and, at any time, may decide to forego the listed incentive payments, and to forfeit all or part of the reimbursement of the Participant's cost for the energy analysis report.

7. This Agreement shall be signed before any measures are installed. No payment shall be made for EEMs not listed in Exhibit A, or for measures installed before this Agreement is signed, unless a prior agreement was established with WMECO.

8. The Participant may propose changes to the scope of this Agreement by giving written notice to WMECO. No change by the Participant shall be recognized without written approval of WMECO. This Agreement may not be modified or amended except in writing signed by both parties.

9. This Agreement shall be administered and interpreted under the laws of the Commonwealth of Massachusetts. If any part is found to be in conflict with applicable laws, such part shall be inoperative, null and void insofar as it is in conflict with said laws, but the remainder of the terms and conditions shall continue in full force and effect.

If the Participant agrees to the terms of this Agreement, please sign both copies and return both copies to me at the address indicated on page 1 for countersignature. This


Smith & Wesson Induction Furnaces
WM-97-S-645 Revision 1  July 6, 1998                                 Page 2 of 7

Agreement shall be valid only if accepted by Participant, accepted by the owner of the facility and countersigned by WMECO within thirty (30) days from the date of this Letter of Agreement.

Sincerely,

/s/ [signature not legible] for


Edward J. O'Connor
Project Administrator
WMECO Conservation & Load Management

Accepted By: Smith & Wesson

/s/ John A. Kelly
------------------------------------


John A. Kelly
------------------------------------
Name (Print)

Vice President
Title of Participant

7/6/98
-------------------------------------           -------------------------------
Date                                            Estimated Date of
                                                Installation of Measures

Does the Participant own the facility described herein?                     YES





Accepted By:                        Western Massachusetts Electric Company


/s/ Robert G. Abair
------------------------------------------
Robert G. Abair
Vice President and Chief Administrative Officer
July 6, 1998
------------------------------------------
Date


Smith & Wesson Induction Furnaces
WM-97-S-645 Revision 1  July 6, 1998                                 Page 3 of 7

Attachments to this agreement:

1.    Energy Efficiency Services Standard Terms and Conditions
2.    Form W-9, "Request for Taxpayer Identification Number and Certification"
      IMPORTANT   This is to be filled out at the time this agreement is
      signed
3.    Exhibit A (Total number of pages: 3)
4.    N/A
5.    N/A


Smith & Wesson Induction Furnaces
WM-97-S-645 Revision 1  July 6, 1998                                 Page 4 of 7

                    Western Massachusetts Electric Company

                          ENERGY EFFICIENCY SERVICES

                        STANDARD TERMS AND CONDITIONS

1. The Participant shall be responsible for the design and installation of the Energy Efficiency Measures (EEMs) contained in WMECO's Exhibit A of the Letter of Agreement.

2. The Participant shall obtain all necessary permits and comply with all applicable laws, ordinances, building codes, and regulations of all appropriate governing authorities. Moreover, the Participant shall be responsible for any infraction or violation thereof, and any expense or damage resulting therefrom.

3. The party receiving incentives shall be responsible for any tax liability associated with incentive payments. WMECO will issue a Form 1099 to all Participants who receive more than $600 of incentives per year.

4. To be eligible for an incentive payment, the project must be inspected and verified to be installed and operating in accordance with Exhibit A, by both WMECO and the Participant. The Participant shall allow WMECO reasonable access to the facility to conduct such inspections and shall supply WMECO with copies of any documents necessary for it to verify that the project complies with the Letter of Agreement requirements.

5. WMECO will make no adjustments to the per unit incentives, even if the actual incremental cost varies from what was estimated in Exhibit A; however, the total amount of the incentive payment may be adjusted for the actual number of units installed, as long as a per unit incentive is listed and allowed.

6. Only Participants who are "full-distribution-service" customers are eligible for full incentives. A full-distribution-service customer is one that receives all of the electricity needed for the facility described in the Letter of Agreement via WMECO's distribution equipment and employs standby self-generation at that facility only during interruption of WMECO's distribution services.

7. If the Participant's facility is not and/or will not be a full-distribution-service customer of WMECO at the time incentives are paid, the incentive will be prorated by multiplying the full incentive by the percentage of the facility's total electrical needs that is delivered via WMECO's distribution equipment.


Smith & Wesson Induction Furnaces
WM-97-S-645 Revision 1  July 6, 1998                                 Page 5 of 7

8. If, within three years after the last incentive payment is made, the Participant either becomes a non-full-distribution-service customer, or increases the use of electricity from self-generation equipment (at times when there is no interruption of WMECO's distribution services), the Participant must repay WMECO a prorated portion of the incentive.

9. In the event that the Participant has any outstanding balances due and owing to WMECO or any of its corporate affiliates, any incentive payment may be withheld and used to set off such outstanding debt(s) regardless of to whom the incentive payment would have been made.

10. Equipment for which WMECO has provided incentives is expected to remain in use and in its original location for at least three years, beginning when the final incentive payment is made for that project. Otherwise, WMECO reserves the right to demand a refund of all incentive sums paid for such equipment.

11. WMECO does not guarantee that the Participant's actual savings will occur at the level projected in the energy analysis report. Factors that are impossible to predict, such as facility expansion, cutbacks, or weather changes, all may impact the Participant's future electric energy use.

12. WMECO reserves the right to perform, at its own expense, and within two years of project completion, a confidential project evaluation, under actual operating conditions, to help determine the actual energy savings. The Participant shall provide information as necessary to facilitate this evaluation.

13. WMECO may, by written notice, terminate the Letter of Agreement for convenience, in whole or in part. In this event, WMECO shall pay the unit or pro rata price for the performed and accepted portion of the project, and a reasonable amount, not otherwise recoverable from other sources, for the unperformed or unaccepted portion of the project, provided that the total compensation does not exceed the total amount in the Letter of Agreement. No allowance will be made for anticipated profits. WMECO shall not be liable for any consequential or incidental damages for termination under this Article.

14. WMECO may, by written notice, terminate the Letter of Agreement for the Participant's refusal or failure to comply with its provisions, in whole or in part.

15. If the Participant requests additional time to complete the EEMs as defined in the Letter of Agreement, WMECO may grant an extension, in accordance with the Energy Efficiency Services Standard Terms and Conditions then in effect.


Smith & Wesson Induction Furnaces
WM-97-S-645 Revision 1  July 6, 1998                                 Page 6 of 7

16. The Participant shall hold harmless WMECO, its directors, officers, employees, agents, affiliated companies, and representatives, against and from any and all loss, claims, actions, or suits, including cost and reasonable attorneys' fees, arising from the Participant's participation in WMECO's Energy Efficiency Services.

17. These Standard Terms and Conditions are binding on the heirs, successors and assigns of the Participant and WMECO. The Letter of Agreement shall not be assigned by either party without prior written consent of the other. The Participant agrees to include the Letter of Agreement in all leases, sales contracts, and other similar documents relating to the use and ownership of the facilities for which Energy Efficiency Services have been provided by WMECO.

18. These Standard Terms and Conditions are applicable only to the facilities described in the Letter of Agreement and not to any additions to the Participant's facility that may be serviced by WMECO in the future.


Smith & Wesson Induction Furnaces
WM-97-S-645 Revision 1  July 6, 1998                                 Page 7 of 7

                                  Exhibit A
                      Smith & Wesson Induction Furnaces
                           PROJECT NO.: WM-98-S-645
                                 July 6, 1998

MEASURE 1 OF 3 (MACHINE A): Install a 300 kW, 10 kHz electric induction furnace and associated cooling system as specified by furnace manufacturer. Specific details are noted in Energy & Resource Solutions' July 1998 Custom Services Report.

BASELINE: 225 kW electric resistance, slot-type furnace as defined in Energy & Resource Solutions' July 1998 Custom Services Report

            Unit Incentive                            $141,454.00
            Quantity to be installed                  1

            TOTAL INCENTIVE FOR THIS MEASURE          $141,454.00

            Estimated Annual Energy Savings           360,018 kWh
            Estimated Lifetime Energy Savings         7,200,360 kWh

COMMISSIONING SERVICE: The Participant or the Participant's design professional shall signify that they have satisfied themselves that the condensing unit is performing as intended for the following areas of interest:

1. Verification that the design professional's written documentation on how the system is intended to operate has been provided.
2. Verification of correct system installation and correct direction of rotation. The system shall be defined as per Appendix C of Energy Resource & Solutions' July 1998 Custom Services Report.
3. Verification that all sensors and control devices are field calibrated and the input and output signals are documented.
4. Verification that this control scheme automatically follows the intended operation and function as designed.
5.    Verification that operation and maintenance manuals have been provided.
6. Verification that the Participant's representative and/or equipment operator has been instructed in the proper operation and maintenance of the equipment.

Commissioning has been accepted by:


----------------------------------------------        -------------------------
Participant's Signature (at time of inspection)       Date

                                  Exhibit A
                      Smith & Wesson Induction Furnaces
                           PROJECT NO.: WM-98-S-645
                                 July 6, 1998


MEASURE 2 OF 3 (MACHINE B): Install a 300 kW, 10 kHz electric induction furnace and associated cooling system as specified by furnace manufacturer. Specific details are noted in Energy & Resource Solutions' July 1998 Custom Services Report.

BASELINE: 225 kW electric resistance, slot-type furnace as defined in Energy & Resource Solutions' July 1998 Custom Services Report

      Unit Incentive                                  $141,454.00
      Quantity to be installed                        1

      TOTAL INCENTIVE FOR THIS MEASURE                $141,454.00

      Estimated Annual Energy Savings                 323,644 kWh
      Estimated Lifetime Energy Savings               6,472,880 kWh

COMMISSIONING SERVICE: The Participant or the Participant's design professional shall signify that they have satisfied themselves that the condensing unit is performing as intended for the following areas of interest:

1. Verification that the design professional's written documentation on how the system is intended to operate has been provided.
2. Verification of correct system installation and correct direction of rotation. The system shall be defined as per Appendix C of Energy Resource & Solutions' July 1998 Custom Services Report.
3. Verification that all sensors and control devices are field calibrated and the input and output signals are documented.
4. Verification that this control scheme automatically follows the intended operation and function as designed.
5.    Verification that operation and maintenance manuals have been provided.
6. Verification that the Participant's representative and/or equipment operator has been instructed in the proper operation and maintenance of the equipment.

Commissioning has been accepted by:

----------------------------------------------        -------------------------

Participant's Signature (at time of inspection)             Date

                                  Exhibit A
                      Smith & Wesson Induction Furnaces
                           PROJECT NO.: WM-98-S-645
                                 July 6, 1998

MEASURE 3 OF 3 (MACHINE C): Install a 300 kW, 10 kHz electric induction furnace and associated cooling system as specified by furnace manufacturer. Specific details are noted in Energy & Resource Solutions' July 1998 Custom Services Report.

BASELINE: 225 kW electric resistance, slot-type furnace as defined in Energy & Resource Solutions' July 1998 Custom Services Report

            Unit Incentive                            $141,454.00
            Quantity to be installed                  1

            TOTAL INCENTIVE FOR THIS MEASURE          $141,454.00

            Estimated Annual Energy Savings           447,961 kWh
            Estimated Lifetime Energy Savings         8,959,220 kWh

COMMISSIONING SERVICE: The Participant or the Participant's design professional shall signify that they have satisfied themselves that the condensing unit is performing as intended for the following areas of interest:

1. Verification that the design professional's written documentation on how the system is intended to operate has been provided.
2. Verification of correct system installation and correct direction of rotation. The system shall be defined as per Appendix C of Energy Resource & Solutions' July 1998 Custom Services Report.
3. Verification that all sensors and control devices are field calibrated and the input and output signals are documented.
4. Verification that this control scheme automatically follows the intended operation and function as designed.
5.    Verification that operation and maintenance manuals have been provided.
6. Verification that the Participant's representative and/or equipment operator has been instructed in the proper operation and maintenance of the equipment.

Commissioning has been accepted by:

----------------------------------------------        -------------------------

Participant's Signature (at time of inspection)       Date